CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orient Paper, Inc.

Science Park

Nanhuan Road

Xushui County

Hebei Province 072550

China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-150394) and Form S-3 (File No. 333-163340) of Orient Paper, Inc (the “Company”) of our reports dated March 28, 2010, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Limited

Hong Kong, March 28, 2010